EXHIBIT 99.1

CAL-BAY International, INC. Corporation Board of Directors Approves Forward  Stock Split

SEPTEMBER 17,2007 CAL-BAY International, INC. (OTCBB: CBAY.PK) (the "Company") announced today that the Company's Board of Directors has approved a forward stock split intended to increase tradability of common stock. Under the terms of the forward stock split, each share of the Company's common stock will be converted into one thousand shares of NEW common stock.

About CAL-BAY INTERNATIONAL, INC. Corporation

Cal-Bay International's primary industry is Real Estate Construction, Management, Marketing, and Project/Construction Financing. The company has new management and poised for growth.

Contact Information:

CAL-BAY International, INC.

SYED HASAN RIZVI - (760) 930-0100

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act, and are subject to the safe harbors created thereby. The forward-looking statements contained in this release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated. For further details and a discussion of these risks and uncertainties, see the Company's filings under the Exchange Act, including its most recent Form 10-KSB for the fiscal year ended January 3, 2007. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.